                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
  (TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998 AND PROSPECTUS
                       SUPPLEMENT DATE FEBRUARY 17, 1999)
                                   PROSPECTUS NUMBER: 1853


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES



PRINCIPAL AMOUNT:        $10,000,000


CUSIP NUMBER:            59018S 2G8


INTEREST RATE:           5.43000%


ORIGINAL ISSUE DATE:     March 17, 1999


STATED MATURITY DATE:    June 19, 2000


INTEREST PAYMENT DATES:  September 17th, 1999, March 17th, 2000 and Maturity, commencing on Sept. 17,
                         1999, subject to Following Business Day Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   March 3, 1999

